Exhibit 10.3.1

Online Office Agreement

English (UK)

Agreement Date : 26 October 2016	Reference No : 32768-631518

Business Centre Details		Client Details

LONDON, London Bridge - More London		Company Name	VERONA PHARMA PLC

Address	3 More London Riverside	Contact Name	Morgan Piers
London
	Greater London	Address	One Central Sq
	SE1 2RE		Cardiff
	United Kingdom		CF10 1FS
United Kingdom
Sales Manager	Max Chapman
		Phone	+ () 07775730370

		Email	XXXX@veronapharma.com

Office Payment Details (exc.VAT and exc. services)

Office Number	Number of people		Price per Office

142	2		£2,197.88

Initial Payment:		First month’s fee :	£2,197.88

		Service Deposit :	£4,395.76

		Total Initial Payment:	£6,593.64

Service Provision :	Start Date	1 December 2016	End Date	30 November 2017

All agreements end on the last calendar day of the month.

Comments:

* Additional Office Fee Discount - Total Savings of £ 2,293.44

Terms and Conditions

We are Regus Management (UK) Limited , the “Provider”. This Agreement incorporates our terms of business set out on attached Terms and Conditions, attached House Rules and Service Price Guide (where available) which you confirm you have read and understood. We both agree to comply with those terms and our obligations as set out in them. This agreement is binding from the agreement date and may not be terminated once it is made, except in accordance with its terms. Note that the Agreement does not come to an end automatically. See “Cancellation” section of your terms and conditions

Name (printed):	/s/ PJ Morgan

Title (printed):	CFO

Date:	26 October 2016

SIGNED on your behalf (Client)

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Copyright ©Regus Group Companies 2009. All rights reserved.

Reproduction in whole or in part in any form or medium without express written permission of Regus plc is prohibited.

1.   This Agreement

1.1 Nature of this agreement: This agreement is the commercial equivalent of an agreement for accommodation(s) in a hotel. The whole of the Centre remains in the Provider’s possession and control. THE CLIENT ACCEPTS THAT THIS AGREEMENT CREATES NO TENANCY INTEREST, LEASEHOLD ESTATE OR OTHER REAL PROPERTY INTEREST IN THE CLIENT’S FAVOUR WITH RESPECT TO THE ACCOMMODATION(S). The Provider is giving the Client the right to share with the Provider the use of the Centre on these terms and conditions, as supplemented by the House Rules, so that the Provider can provide the services to the Client. This Agreement is personal to the Client and cannot be transferred to anyone else without prior consent from the Provider unless such transfer is required by law. The Provider will not unreasonably withhold its consent to assignment to a parent, subsidiary or affiliate of Client provided that Client and assignee execute the Provider’s form of Assignment of License Agreement which will require assignee to assume all Client obligations and will not release the Client. This agreement is composed of the front page describing the accommodation(s), the present terms and conditions, the House Rules and the Service Price Guide (where available).

1.2    Comply with House Rules: The Client must comply with any House Rules which the Provider imposes generally on users of the Centre. The House Rules vary from country to country and from Centre to Centre and these can be requested locally.

1.3    AUTOMATIC RENEWAL: THIS AGREEMENT LASTS FOR THE PERIOD STATED IN IT AND THEN WILL BE EXTENDED AUTOMATICALLY FOR SUCCESSIVE PERIODS EQUAL TO THE CURRENT TERM BUT NO LESS THAN 3 MONTHS (UNLESS LEGAL RENEWAL TERM LIMITS APPLY) UNTIL TERMINATED BY THE CLIENT OR BY THE PROVIDER PERSUANT TO SECTION 1.4. ALL PERIODS SHALL RUN TO THE LAST DAY OF THE MONTH IN WHICH THEY WOULD OTHERWISE EXPIRE. THE FEES ON ANY RENEWAL WILL BE AT THE THEN PREVAILING MARKET RATE. THIS CLAUSE DOES NOT APPLY TO MONTH TO MONTH AGREEMENTS.

1.4    CANCELLATION: EITHER THE PROVIDER OR THE CLIENT CAN TERMINATE THIS AGREEMENT AT THE END DATE STATED IN IT, OR AT THE END OF ANY EXTENSION OR RENEWAL PERIOD, BY GIVING AT LEAST THREE MONTHS WRITTEN NOTICE TO THE OTHER. HOWEVER, IF THIS AGREEMENT, EXTENSION OR RENEWAL IS FOR THREE MONTHS OR LESS AND EITHER THE PROVIDER OR THE CLIENT WISHES TO TERMINATE IT, THE NOTICE PERIOD IS TWO MONTHS OR (IF TWO MONTHS OR SHORTER) ONE WEEK LESS THAN THE PERIOD STATED IN THIS AGREEMENT. IF THE CLIENT IS ON A MONTH TO MONTH AGREEMENT EITHER PARTY MAY TERMINATE THIS AGREEMENT BY GIVING NO LESS THAN ONE MONTHS’ NOTICE TO THE OTHER (EFFECTIVE FROM THE START OF ANY CALENDAR MONTH).

1.5    Ending this agreement immediately: To the maximum extent permitted by applicable law, the Provider may put an end to this agreement immediately by giving the Client notice and without need to follow any additional procedure if (a) the Client becomes insolvent, bankrupt, goes into liquidation or becomes unable to pay its debts as they fall due, or (b) the Client is in breach of one of its obligations which cannot be put right or which the Provider have given the Client notice to put right and which the Client has failed to put right within fourteen (14) days of that notice, or (c) its conduct, or that of someone at the Centre with its permission or invitation, is incompatible with ordinary office use and (i) such conduct is repeated despite the Client having been given a warning or (ii) such conduct is material enough (in the Provider’s opinion) to warrant immediate termination.

If the Provider puts an end to this agreement for any of these reasons it does not put an end to any outstanding obligations, including additional services used, requested or required under the agreement and the monthly office fee for the remainder of the period for which this agreement would have lasted if the Provider had not ended it.

1.6    If the Centre is no longer available: In the event that the Provider is permanently unable to provide the services and accommodation(s) at the Centre stated in this agreement then this agreement will end and the Client will only have to pay monthly office fees up to the date it ends and for the additional services the Client has used. The Provider will try to find suitable alternative accommodation(s) for the Client at another Provider Centre.

1.7 When this agreement ends the Client is to vacate the accommodation(s) immediately, leaving the accommodation(s) in the same condition as it was when the Client took it. Upon the Client’s departure or if the Client, at its option, chooses to relocate to different rooms within the Centre, the Provider will charge an Office Restoration Service fee to cover normal cleaning and testing and to return the accommodation(s) to its original state. This fee will differ by country and is listed in the House Rules. The Provider reserves the right to charge additional reasonable fees for any repairs needed above and beyond normal wear and tear. If the Client leaves any property in the Centre the Provider may dispose of it at the Client’s cost in any way the Provider chooses without owing the Client any responsibility for it or any proceeds of sale. If the Client continues to use the accommodation(s) when this agreement has ended the Client is responsible for any loss, claim or liability the Provider incurs as a result of the Client’s failure to vacate on time. The Provider may, at its discretion, permit the Client an extension subject to a surcharge on the monthly office fee.

1.8    Employees: While this agreement is in force and for a period of six months after it ends, neither the Provider nor the Client may knowingly solicit or offer employment to any of the other’s staff employed in the Centre. This obligation applies to any employee employed at the Centre up to that employee’s termination of employment, and for three months thereafter. It is stipulated that the breaching party shall pay the non-breaching party the equivalent of six months’ salary for any employee concerned. Nothing in this clause shall prevent either party from employing an individual who responds in good faith and independently to an advertisement which is made to the public at large.

1.9    Notices: All formal notices must be in writing, which may include by email, to the address first written above.

1.10  Confidentiality: The terms of this agreement are confidential. Neither the Provider nor the Client must disclose them without the other’s consent unless required to do so by law or an official authority. This obligation continues for a period of 3 years after this agreement ends.

1.11     Applicable law: This agreement is interpreted and enforced in accordance with the law of the place where the relevant Centre is located. All dispute resolution proceedings will be conducted in the country, state or province where the Centre is located. If any provision of these terms and conditions is held void or unenforceable under the applicable law, the other provisions shall remain in force. In the case of Japan all agreements will be interpreted and enforced by the Tokyo District Court, and in the case of France, any dispute regarding this agreement will be settled by the relevant courts of the Paris jurisdiction.

2.   Services and Obligations

2.1    Office accommodation(s): The Provider is to provide the number of serviced office accommodation(s) for which the Client has agreed to pay in the Centre stated in this agreement. This agreement lists the accommodation(s) the Provider has initially allocated for the Client’s use. The Client will have a non-exclusive right to the rooms allocated to it. Occasionally the Provider may need to allocate different accommodation(s), but these accommodation(s) will be of reasonably equivalent size and the Provider will notify the Client with respect to such different accommodation(s) in advance.

2.2    Office Services: The Provider is to provide during normal opening hours the services, if requested, described in the relevant service description (which is available on request). If the Provider decides that a request for any particular service is excessive, it reserves the right to charge an additional fee.

2.3    THE PROVIDER’S IT: WHILST THE PROVIDER HAS INTERNET SECURITY PROTOCOLS, THE PROVIDER DOES NOT MAKE ANY REPRESENTATIONS AS TO THE SECURITY OF THE PROVIDER’S NETWORK (OR THE INTERNET) OR OF ANY INFORMATION THAT THE CLIENT PLACES ON IT. The Client should adopt whatever security measures (such as encryption) it believes are appropriate to its circumstances. The Provider cannot guarantee that a particular degree of availability will be attained in connection with the Client’s use of the Provider’s network (or the internet). The Client’s sole and exclusive remedy shall be the remedy of such failure by the Provider within a reasonable time after written notice.

3.   Providing the Services

3.1    Access to the accommodation(s): The Provider may need to enter the Client’s accommodation(s) and may do so at any time. However, unless there is an emergency or the Client has given notice to terminate, the Provider will attempt to notify the Client verbally or electronically in advance when the Provider needs access to carry out testing, repair or works other than routine inspection, cleaning and maintenance. The Provider will also endeavour to respect reasonable security procedures to protect the confidentiality of the Client’s business.

3.2    Availability at the start of this agreement: If for any reason the Provider cannot provide the accommodation(s) stated in this agreement by the date when this agreement is due to start it has no liability to the Client for any loss or damages but the Client may cancel this agreement without penalty. The Provider will not charge the Client the monthly office fee for accommodation(s) the Client cannot use until it becomes available. The Provider may delay the start date of this agreement provided it provides to the Client alternative accommodation(s) that shall be at least of equivalent size to the accommodation(s) stated in this agreement.

4.   Accommodation(s)

4.1    The Client must not alter any part of its accommodation and must take good care of all parts of the centre, its equipment, fixtures, fittings and furnishings which the Client uses. The Client is liable for any damage caused by it or those in the Centre with the Client’s permission or at the Client’s invitation whether express or implied, including but not limited to all employees, contractors, agents or other persons present on the premises.

4.2    Office equipment: The Client must not install any cabling, IT or telecom connections without the Provider’s consent, which the Provider may refuse at its absolute discretion.

As a condition to the Provider’s consent, the Client must permit the Provider to oversee any installations (for example IT or electrical systems) and to verify that such installations do not interfere with the use of the accommodation(s) by other Clients or the Provider or any landlord of the building.

4.3    Insurance: It is the Client’s responsibility to arrange insurance for its own property which it brings in to the Centre and for its own liability to its employees and to third parties. The Provider strongly recommends that the Client put such insurance in place.

5.   Use

5.1    The Client must only use the accommodation(s) for office purposes. Office use of a “retail” or “medical” nature, involving frequent visits by members of the public, is not permitted.

5.2    The Client must not carry on a business that competes with the Provider’s business of providing serviced office accommodation(s) or its ancillary services.

5.3    The Client’s name and address: The Client may only carry on that business in its name or some other name that the Provider previously agrees.

5.4    Use of the Centre Address: The Client may use the Centre address as its business address. Any other uses are prohibited without the Provider’s prior written consent.

6.   Compliance

6.1    Comply with the law: The Client and the Provider must comply with all relevant laws and regulations in the conduct of its business in relation to this agreement. The Client must do nothing illegal in connection with its use of the Business Centre. The Client must not do anything that may interfere with the use of the Centre by the Provider or by others, (including but not limited to political campaigning or immoral activity), cause any nuisance or annoyance, increase the insurance premiums the Provider has to pay, or cause loss or damage to the Provider (including damage to reputation) or to the owner of any interest in the building which contains the Centre the Client is using. Both the Client and the Provider shall comply at all times with all relevant anti-bribery and anti-corruption laws.6.2 If the Provider has been advised by any government authority or other legislative body that it has reasonable suspicion that the Client is conducting criminal activities from the Centre then the Provider shall be entitled to terminate this agreement with immediate effect.

6.3    The Client acknowledges that (a) the terms of this clause are a material inducement in the Provider’s execution of this agreement and (b) any violation by the Client of this clause shall constitute a material default by the Client hereunder, entitling the Provider to terminate this agreement, without further notice or procedure.

6.4    The Client acknowledges and accepts that its personal data may be transferred or made accessible to all entities of the Provider, wherever located, for the purposes of providing the services herein.

7.   The Provider’s Liability

7.1.   The extent of the Provider’s liability: To the maximum extent permitted by applicable law, the Provider is not liable to the Client in respect of any loss or damage the Client suffers in connection with this agreement, with the services or with the Client’s accommodation(s) unless the Provider has acted deliberately or negligently in causing that loss or damage. the Provider is not liable for any loss as a result of the Provider’s failure to provide a service as a result of mechanical breakdown, strike, termination of the Provider’s interest in the building containing the Centre or otherwise unless the Provider does so deliberately or is negligent. In no event shall the Provider be liable for any loss or damage until the Client provides the Provider written notice and gives the Provider a reasonable time to put it right. If the Provider is liable for failing to provide the Client with any service under this agreement then subject to the exclusions and limits set out immediately below the Provider will pay any actual and reasonable expenses the Client has incurred in obtaining that service from an alternative source. If the Client believes the Provider has failed to deliver a service consistent with these terms and conditions the Client shall provide the Provider written notice of such failure and give the Provider a reasonable period to put it right.

7.2.   EXCLUSION OF CONSEQUENTIAL LOSSES, ETC.: THE PROVIDER WILL NOT IN ANY CIRCUMSTANCES HAVE ANY LIABILITY FOR LOSS OF BUSINESS, LOSS OF PROFITS, LOSS OF ANTICIPATED SAVINGS, LOSS OF OR DAMAGE TO DATA, THIRD PARTY CLAIMS OR ANY CONSEQUENTIAL LOSS UNLESS the Provider OTHERWISE AGREES IN WRITING. THE PROVIDER STRONGLY ADVISES THE CLIENT TO INSURE AGAINST ALL SUCH POTENTIAL LOSS, DAMAGE, EXPENSE OR LIABILITY.

7.3.   Financial limits to the Provider’s liability: In all cases, the Provider’s liability to the Client is subject to the following limits:

•        Without limit for personal injury or death;

•        Up to a maximum of £1 million / USD$2 million / €1.3 million (or local equivalent) for any one event or series of connected events for damage to the Client’s personal property except in Turkey where it will be up to a maximum of the monthly office fee over the current term;

•        Up to a maximum equal to 125% of the total fees paid between the date the Client moved into its accommodation(s) and the date on which the claim in question arises or £50,000 / USD$100,000 / €66,000 (or local equivalent) whichever is the higher, in respect of any other loss or damage except in Turkey where it will be up to a maximum of the monthly office fee over the current term.

8.   Fees

8.1    Taxes and duty charges: The Client agrees to pay promptly (i) all sales, use, excise, consumption and any other taxes and license fees which it is required to pay to any governmental authority (and, at the Provider’s request, will provide to the Provider evidence of such payment) and (ii) any taxes paid by the Provider to any governmental authority that are attributable to the accommodation(s), including, without limitation, any gross receipts, rent and occupancy taxes, tangible personal property taxes, stamp tax or other documentary taxes and fees.

8.2    Service Retainer/Deposit: The Client will be required to pay a service retainer/deposit equivalent to two months’ of the monthly office fee (plus VAT/Tax where applicable) upon entering into this agreement unless a different amount is specified on the front of this agreement. This will be held by the Provider without generating interest as security for performance of all the Client’s obligations under this agreement. The service retainer/deposit or any balance will be returned to the Client when the Client has settled its account which includes deducting outstanding fees and other costs due to the Provider.

8.3    The Provider may require the Client to pay an increased retainer if outstanding fees exceed the service retainer/deposit held and/or the Client frequently fails to pay the Provider when due.

8.4    Payment: The Provider is continually striving to reduce its environmental impact and supports its clients in doing the same. Therefore the Provider will send all invoices electronically (where allowed by law) and the Client will make payments via an automated method such as Direct Debit or Credit Card, wherever local banking systems permit unless another form of payment is offered to the Client as a qualified and current Key Account.

8.5    Late payment: If the Client does not pay fees when due, a fee will be charged on all overdue balances. This fee will differ by country and is listed in the House Rules. If the Client disputes any part of an invoice the Client must pay the amount not in dispute by the due date or be subject to late fees. The Provider also reserves the right to withhold services (including for the avoidance of doubt, denying the Client access to its accommodation(s)) while there are any outstanding fees and/or interest or the Client is in breach of this agreement.

8.6    Insufficient Funds: The Client will pay a fee for any returned cheque or any other declined payments due to insufficient funds. This fee will differ by country and is listed in the House Rules.

8.7    If this agreement is for a term of more than 12 months, the Provider will increase the monthly office fee on each anniversary of the start date. This increase will be by the local Consumer Price Index or such other broadly equivalent index where a consumer price index is not available locally. If there is a negative index rate, prices will not be decreased. Renewals are calculated separately from annual indexation increases. Month to Month agreements will use the above stated index or the current month to month office price, whichever is the greater.

8.8    Standard services: The monthly office fee and any recurring services requested by the Client are payable monthly in advance. Unless otherwise agreed in writing, these recurring services will be provided by the Provider at the specified rates for the duration of this Agreement (including any renewal). Specific due dates will differ by country and are listed in the House Rules. Where a daily rate applies, the charge for any such month will be 30 times the daily fee. For a period of less than a month the fee will be applied on a daily basis.

8.9    Pay-as-you-use and Additional Variable Services: Fees for pay-as-you-use services, plus applicable taxes, in accordance with the Provider’s published rates which may change from time to time, are invoiced in arrears and payable the month following the calendar month in which the additional services were provided. Specific due dates will differ by country and are listed in the House Rules.

8.10  Discounts, Promotions and Offers: If the Client benefited from a special discount, promotion or offer, the Provider may discontinue that discount, promotion or offer without notice if the Client materially breaches these terms and conditions.

Global Terms & Conditions, lveber, Feb-16

HOUSE RULES | UNITED KINGDOM

These are The Providers’ House Rules which may change from time to time and which apply between The Provider and the Customer in relation to a Business Centre.

Accommodation

1.              Upon move in: The Provider will ask the Customer to sign an inventory of all accommodation, furniture and equipment the Customer is permitted to use, together with a note of its condition, and details of the keys or entry cards issued to the Customer.

2.              The Customer may not put up any signs on the doors of their accommodation or anywhere else that is visible from outside the rooms the Customer is using without written approval from the local Business Centre team. The Provider reserves the right to charge a fee for any signage and to specify its design to ensure it remains in keeping with the Centre’s design.

3.              Taking care of the Provider’s property: the Customer must take good care of all parts of the Business Centre, its equipment, fittings and furnishings that they use. The Customer must not alter any part of it.

4.              Keys and security: Any keys or entry cards which The Provider allows the Customer use remain the Provider’s property at all times. The Customer must not make any copies of the keys and/or entry cards or allow anyone else to use them without the Provider’s consent. Any loss must be reported to The Provider immediately and the Customer must pay a reasonable fee for replacement keys or cards and of changing locks, if required. This rule improves security levels of the Business Centre. If the Customer is permitted to use the Business Centre outside normal working hours it is the Customer’s responsibility to lock the doors to their accommodation and to the Business Centre when they leave. This is to ensure the safety of individuals and property at the Business Centre.

Use

5.              The Customer shall not leave open any corridor doors, exit doors or door connecting corridors during or after business hours. For security purposes and if the Customer does so, it will be at the Customer’s own risk. All corridors, halls, elevators and stairways shall not be obstructed by the Customer or used for any purpose other than egress and ingress. The Customer can only use public areas with the consent of the Provider and those areas must be kept neat and attractive at all times.

6.              The Customer’s name and address: At the Customer’s request and cost, the Provider is happy to include the Customer’s name in the house directory at the Business Centre, where this facility is available. The Customer must not use the name of the Provider in any way in connection with their business. The Customer may not use the Business Centre as the Customer’s registered address for service-of-process.

7.              The Customer’s employees and guests shall conduct themselves in a businesslike manner; proper business attire shall be worn at all times; the noise level will be kept to a level so as not to interfere with or annoy other Customers and the Customer will abide by the Provider’s directives regarding security, keys, parking and other such matters common to all occupants.

8.              The Customer shall not, without the Provider prior written consent, store or operate in their office(s) or the Business Centre(s), any computer (excepting a personal computer) or any other large business machine, reproduction equipment, heating equipment, stove, radio, stereo equipment or other mechanical amplification equipment, vending or coin operated machine, refrigerator, boiler or coffee equipment. Additionally, the Customer must not conduct a mechanical business therein, do any cooking therein, or use or allow to be used in the building where the Business Centre is located, oil burning fluids, gasoline, kerosene for heating, warming or lighting. No article deemed hazardous on account of fire or any explosives shall be brought into the Business Centre. No offensive gases, odours or liquids shall be permitted. No firearms shall be permitted. The Business Centre is intended to be used solely for office use. The Provider may in it absolute discretion give prior approval to an alternative use of the Customer’s accommodation (such approval to be in writing) and in the event that it does so references to “office” shall be construed accordingly.

9.              The electrical current shall be used for ordinary lighting, powering personal computers and small appliances only unless written permission to do otherwise shall first have been obtained from the Provider at an agreed cost to the Customer. If the Customer requires any special installation or wiring for electrical use, telephone equipment or otherwise, such wiring shall be done at the Customer’s expense by the personnel designated by the Provider.

10.       The Customer may not conduct business in the hallways, reception area or any other area except in the Customer’s designated office without the prior written consent of the Provider.

11.       The Customer shall bring no animals into the building other than certified assistance animals.

12.       Kitchen amenities / Beverage fee: allows the Customer and visitors access to self-service coffee and tea.

13.       Businessworld membership: Your complimentary Businessworld membership can be used in any the Provider location outside of your home centre where your office/virtual office is located. Use of the Lounges will be governed by the Businessworld Terms and Conditions which are conveniently located on www.regus.co.uk.

House Rules UK, May 15, MV

14.       The Customer shall not use the Business Centre for manufacturing or storage of merchandise except as such storage may be incidental to general office purposes. The Customer shall not occupy or permit any portion of the Business Centre to be occupied or used for the manufacture, sale, gift or use of liquor, narcotics or tobacco in any form.

15.       No additional locks or bolts of any kind shall be placed upon any of the doors or windows of the Business Centre by the Customer nor shall any changes be made to existing locks or the mechanisms thereof.

16.       Canvassing, soliciting and peddling in the building are prohibited and the Customer shall not solicit other Customers for any business or other purpose without the prior written approval of the Provider.

17.       All property belonging to the Customer or any of the Customer’s employee, agent or invitee shall be at the risk of such person only and the Provider shall not be liable for damages thereto or for theft or misappropriation thereof.

18.       Smoking shall be prohibited in all public areas, including conference and training rooms. No smoking shall be permitted at any time in any area of the Business Centre (including open offices).

19.       The Customer or the Customer’s officers, directors, employees, shareholders, partners, agents, representatives, contractors, customers, or invitees shall be prohibited from participating in any type of harassing, discriminatory or abusive behaviour to the Provider’s team members, other Customers or invitees, verbal or physical in the Business Centre for any reason. Any breach of this rule is a material breach of your agreement (not capable of remedy) and your agreement may be terminated immediately and services will be suspended without further notice.

20.       For Jersey only: Regus Jersey takes its legal and regulatory responsibilities seriously. All Clients are required to maintain a real physical presence at the Centre and must keep a valid licence held under the Regulation of Undertakings and Development (Jersey) Law 1973 (unless written confirmation is received from the Population Office that a licence is not required). In the event that either of these requirements (or other local legal and regulatory requirements) are, in the Provider’s opinion, not met then your agreement will be deemed to be breached and may be terminated without further notice per the terms and conditions.

Services and Obligations

21.       Furnished office accommodation: The Customer shall not affix anything to the windows, walls or any other part of the office or the Business Centre or make alterations or additions to the office or the Business Centre without the prior written consent of the Provider.

22.       Office services: The Provider is happy to discuss special arrangements for the use of the facilities outside the Business Centre normal opening hours or, the normal working days where the Business Centre is located. There may be an additional charge for such special arrangements. This can be discussed at the time of arrangement.

23.       All of the pay-as-you-use services are subject to the availability of the Business Centre staff at the time of any service request. The Provider will endeavour to deal with a service request at the earliest opportunity and provide the additional service the Customer requires, but the Provider will not be held responsible for any delay.

24.       If in the Provider’s opinion, the Provider decides that a request for any pay-as-you-use service is excessive; the Provider reserves the right to charge an additional fee at the Provider’s usual published rates based on the time taken to complete the service. This will be discussed and agreed between the Provider and the Customer at the time the Customer makes such request.

25.       Services will be available during normal opening hours. Internet access and phone lines are available after hours and weekends.

The Provider’ Services Agreement

26.       Nature of the Provider’ Services Agreement: The Provider may assign the Services Agreement at any time without the Customer’s consent. This clause reflects the fact that the Customer is taking a serviced office agreement and not a lease and that the Provider retains overall control of the Business Centre. The Customer has no real-property or commercial property interest of any kind in the building where the Business Centre is located. Where the Customer is a company and it merges with another or the Customer needs to allow an affiliate to use the services provided under the Services Agreement, the Customer will explain the need for any change to the Provider and the Provider will give careful consideration in each case. The Provider needs to be sure it knows, and is satisfied with, the identity of each occupant of the Business Centre.

27.       Data protection: The Provider requests that the Customer provides, as and when requested by the Provider, documentation and personnel information as the Provider may reasonably require enabling the provision of the services. Such personal data will be used by the Provider in accordance with the law

28.       Subordination: This agreement is subordinate to the Provider lease with the Provider landlord and to any other agreements to which the Provider’s lease with the landlord is subordinate.

29.       Annual indexation: For all agreements with a term greater than 12 months, the indexation applied of the All Items Retail Prices Index + 2% will be substituted by CPI or 2.8% whichever is the greater.

30.       Cross default: The Customer agrees that, if they are in default under a service agreement with the Provider at a different business centre (“Different Location Agreement”) to the one specified in this Agreement, that the Provider may recover any unpaid sums due under a Different Location Agreement from the Customer under this Agreement and that the Provider may, in particular (but not limited to), withhold services under this Agreement or deduct sums from the retainer held under this Agreement in respect of such unpaid sums.

31.       Company Name Change: If there is a need to change the name of your company, requests must be made in writing and addressed to the Centre Manager. Please note that these requests will be processed 60 days from the beginning of the next calendar month. Any invoices prior will be in the current company name and cannot be changed.

Fees

32.       Standard services: The standard fee and any fixed, recurring services requested by the Customer are billed in advance and payable upon receipt of invoice. Where a daily rate applies, the charge for any such month will be 30 times the standard fee. For a period of less than a month the standard fee will be applied on a daily basis. Recurring services will be provided by the Provider at the specified rates for the duration of your Agreement (including any renewal). If a Customer has a need to cancel a recurring service they may request this at any time up to the notification due date of the agreement. The cancellation will be applied from the first day of the renewal start.

33.       Pay-as-you-use and additional variable services: Fees for pay-as-you-use services, plus applicable taxes, in accordance with our published rates which may change from time to time, are billed in arrears and payable upon receipt of invoice.

34.       Office set up: An office set up fee of £55 will be charged for each occupant.

35.       Office restoration fee: A fee of £20 per sqm for each occupied office will be charged upon the Customer’s departure or if the Customer, at the Customer’s option, chooses to relocate to different rooms within the Centre. The Provider reserves the right to charge additional reasonable fees for any repairs needed above and beyond normal wear and tear.

36.       Business continuity service: All Customers will be automatically entered into a standard Virtual Office Agreement for 3 months upon departure from The Provider, to cover the management and redirection of mail, fax, calls and visitors. (Upon departure to comply with current money laundering regulations 2007, personal identification will be required in order to continue utilising your the Provider address and mail handling services).

37.       This fee will be charged at the current market rate. Prices can be obtained upon request.

38.       Late payment and penalty: All invoices are due upon receipt. Late fee dates will vary based on the type of service/invoice that is provided. At any time, the Customer may ask the centre team on what date a late fee will be assessed. If the Customer does not pay fees when due, a service fee of £25 plus 5% penalty will be charged on all overdue balances under £500. For balances equal to or greater than £500 a fee of £50 plus 5% penalty will apply. If the Customer disputes any part of an invoice, the Customer must pay the amount not in dispute by the due date or be subject to such late fee and penalty. The Provider also reserves the right to withhold services (including for the avoidance of doubt, denying the Customer access to the Customer’s accommodation) while there are any outstanding fees, penalties and interest or the Customer is in breach of the Service Agreement which, for the avoidance of doubt, includes these House Rules.

39.       Insufficient funds: The Customer will pay a fee of £35 or the maximum amount permitted by law for any returned payments due to insufficient funds. Furthermore, should any change be made from a direct debit payment process, a £35 fee will apply.

40.       Taxes: The Customer will pay all current taxes paid by the Provider to any government authority. This currently applies to the Carbon Levy and VAT.

Liability

41.       Mail: The Customer releases the Provider from any liability arising out of or incurred in connection with any mail or packages received on the Customer’s behalf.

Force Majeure

42.       The Provider shall have no liability to the Customer under this agreement if it is prevented from, or delayed in, performing its obligatio ns under this agreement or from carrying on its business by acts, events, omissions or accidents beyond its reasonable control, including (without limitation) strikes, failure of a utility service or transport network, act of God, war, riot, civil commotion, malicious damage, disease or quarantine restrictions compliance with any law or governmental order, rule, regulation or direction, accident, fire, flood, storm or default of suppliers or subcontractors. The Provider’s obligation to perform its obligations shall be suspended during the period required to remove such force majeure event.

The Provider shall notify the Customer as soon as reasonably possible of the force majeure event and propose a suitable alternative accommodation (if any) in the same Business Centre or in another available business centre.

IT and technology policy

43.       Introduction

This Policy forms part of the The Provider’s Internet IT & Connectivity order and applies where the Customer wishes to use The Provider’s Telecommunication and Internet connectivity services and equipment.

The Provider is considered a Downstream Service Provider (DSP), which means The Provider provides a personalised connection to the Internet which is managed and protected via a firewall.

•             The Provider’s Internet service provides the Customer with an Internet connection that provides regular business activity such as web browsing, the ability to send and receive electronic communications, access to business applications and like.

•             The Provider’s Internet service is based on a symmetrical leased line connection or similar technology that is shared with other individual Provider’s Customers within the same Provider’s office building.

•             The Provider can provide the Customer with dedicated leased line connectivity various capacities subject to availability. This provides an uncontended, symmetrical connection of the selected Customer bandwidth. The service provides one (1) public IP address with the facility to purchase and deploy additional IP addresses.

•             The service provides the Customer with the following capability:

•             The ability to deploy public IP addressing.

•             The option to run server based solutions that require inbound connectivity (e.g. an FTP, web or mail server).

•             The option to run “site to site” VPN connections.

•             The Customer is also able to deploy its own “firewall” to manage its own LAN and VPN connections should the Customer wishes to do so.

44.       The Provider’s Internet and Telecommunications Policy

a.              Content. The Customer acknowledges that the Provider does not monitor the content of information transmitted through the Provider’s telecommunications lines or equipment, which includes, but is not limited to, Internet access, telephone, fax lines and data lines (“Telecommunications Lines”). The Customer further acknowledges that the Provider is merely providing a conduit for Customer’s Internet transmissions, similar to a telephone company, and that the Provider accepts no liability for the content of transmissions by the Customer.

b.              Restrictions. The Provider’s Internet service may be used only for lawful purposes and shall not be used in connection with any criminal or civil violations of state, federal, or international laws, regulations, or other government requirements. Such violations include without limitation theft or infringement of copyrights, trademarks, trade secrets, or other types of intellectual property; fraud; forgery; theft or misappropriation of funds, credit cards, or personal information; violation of export control laws or regulations; libel or defamation; threats of physical harm or harassment; or any conduct that constitutes a criminal offence or gives rise to civil liability. The Customer is responsible for maintaining the basic security and virus protection of the Customer’s systems to prevent their use by others in a manner that violates the Service Agreement. The Customer is responsible for taking corrective actions on vulnerable or exploited systems to prevent continued abuse.

c.               The Provider’s Internet access - Per user basis. The Provider grants the Customer access to the the Provider’s Internet service on a per user access basis. In the event of the Customer increasing the number of users by utilising a gateway device (router, firewall etc) or by other means, the Customer agrees to pay the The Provider’s fee for each user who accesses the Internet, either directly or through a gateway device.

d.              Unauthorised access. In no event may the Customer increase its authorised access points to the Telecommunications/Data lines by means of wire splitting or any other method including wireless devices. In the event of the Customer breaching paragraph 44.c (the Provider’s Internet Access — Per User Basis), above, or this paragraph, the Provider may disconnect all of the Customer’s access to the Telecommunications/Data lines upon three (3) business days prior written notice to the Customer. The Customer shall pay all the Provider’s fees for any unauthorised Telecommunications/Data Lines use upon invoice from the Provider. The Provider shall have no obligation to reconnect the Customer to the Telecommunications/Data Lines until such fees have been paid in full and the Customer has ceased to make unauthorised access.

e.               Customer installed telecommunications lines. It is part of the The Provider business model to provide Telecommunications Lines to its Customers. The Customer may not bypass the use of the The Provider Telecommunications Lines by installing its own direct Telecommunications Lines. On a case by case basis, The Provider may grant the Customer authorisation to install direct Telecommunications Lines upon written request by the Customer. This permission will only be granted on the agreement of the Customer, to make a monthly payment of a direct access fee as set by the Provider which will be equal to the monthly Provider’s Internet fee, the telecoms package fee or both.

f.                Security violations. The Customer is prohibited from engaging in any violations of system or network security. The Provider’s Internet service may not be used in connection with attempts - whether or not successful - to violate the security of a network, service, or other system. Examples of prohibited activities include, without limitation, hacking, cracking into, monitoring, or using systems without authorization; scanning ports; conducting denial of service attacks; and distributing viruses or other harmful software. The Provider reserves the right to suspend the Internet access upon notification from a recognized Internet authority or ISP regarding such abuse. The Provider may disconnect the Customer’s equipment and withhold services if the Provider considers that the Customer’s hardware or software is, or has become, inappropriate for connection to the Provider’s network. The Customer is responsible for the Customer’s own virus protection on the Customer’s systems and hardware.

g.               The Provider’s Internet services are only available at the Provider locations and connection to the Provider’s network is only permitted at those locations or via the Provider’s provided services. The Customer must not create any links between the Provider’s network and any other network or any telecommunications service without the Provider’s consent.

h.              Revisions to this policy. The Provider may modify this Policy at any time, with or without notice.

i.                  Special requirements:

•                  Where the Customer is using its own wireless access points, the Customer requires written approval from The Provider, prior to implementation. The use of the Customer’s own wireless router will result in a service charge based upon the total number of contracted work stations in the Customer’s designated office space.

•                  It is to note that the following ports are blocked through the Provider’s firewall for outbound traffic: H323, Napster_8888, Nbdatagram, Nbname, RealPlayer-grp, TCP-135, TCP-139, TCP-1433, TCP-1434, UDP-1434.

•                  Video conferencing services are not allowed on the Provider’s Data Network without written approval from the Provider’s IT Director. If approval is gained then the Customer will be required to take Reserved Bandwidth to support the solution.

•                  The Provider’s Mail relay server is limited to 128 recipients / 32MB per message. It cannot be used as a smarthost.

j.                 DISCLAIMER OF LIABILITY FOR THIRD PARTY PRODUCTS. As part of its services to the Customer, the Provider may provide third party Internet access and computer hardware and software (“Third Party Services”). THE PROVIDER DISCLAIMS ANY AND ALL LIABILITY, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES, WHETHER ORAL OR WRITTEN, FOR SUCH THIRD PARTY SERVICES. THE CUSTOMER ACKNOWLEDGES THAT NO REPRESENTATION HAS BEEN MADE BY THE PROVIDER AS TO THE FITNESS OF THE THIRD PARTY SERVICES FOR THE CUSTOMER’S INTENDED PURPOSE.

k.              DISCLAIMER OF LIABILITY FOR THE CUSTOMER’S EQUIPMENT. ALL CUSTOMER EQUIPMENT STORED IN THE PROVIDER’s TELECOMMUNICATIONS ROOM IS STORED AT CUSTOMER’S OWN RISK. THE PROVIDER DISCLAIMS ANY AND ALL LIABILITY FOR SUCH EQUIPMENT AND SHALL NOT BE LIABLE FOR ANY LOSSES OR DAMAGE TO SUCH EQUIPMENT.

l.                  DISCLAIMER OF INDIRECT DAMAGES FROM LOSS OF SERVICE. The Provider does not provide any service level agreement to the Customer in regard to provision or loss of service for its Internet services. The Provider shall not be liable for any indirect damages, including lost profits, arising out or resulting from any loss of service or degradation of connectivity/access to the Internet with the Service Agreement, even if the other party has been advised of the possibility of such damages. The foregoing shall apply, to the fullest extent permitted by law, regardless of the negligence or other fault of either party.

m.          DISCLAIMER OF INDIRECT DAMAGES. The Provider shall not be liable for any indirect damages, including lost profits, arising out or resulting from the Service Agreement even if the other party has been advised of the possibility of such damages. The foregoing shall apply, to the fullest extent permitted by law, regardless of the negligence or other fault of either party.